AURA MINERALS INC.

AND

COMPUTERSHARE TRUST COMPANY, N.A.,
as U.S. Trustee

COMPUTERSHARE TRUST COMPANY OF CANADA,
as Canadian Trustee

RIGHTS INDENTURE

DATED _____________ 2025

Reconciliation and tie between

Trust Indenture Act of 1939 and Indenture*

Trust Indenture Act Section	Indenture Section

310(a)(1)	8.8
(a)(2)	8.8
(a)(3)	8.8
(a)(4)	N.A.
(a)(5)	8.8
(b)	8.3, 8.8
311(a)	8.5
(b)	8.5
312(a)	2.12
(b)	2.13
(c)	2.13
313(a)	8.11
(b)	N.A.
(c)	8.11
(d)	8.11
314(a)	4.9
(b)	N.A.
(c)(1)	1.12, 1.13
(c)(2)	1.12, 1.13
(c)(3)	N.A.
(d)	N.A.
(e)	1.13
(f)	N.A.
315(a)	8.1(b), 8.2(a)
(b)	8.7
(c)	8.1(b)
(d)	8.1(c), 8.2(e)
(e)	8.1(b)
316(a)(last sentence)	1.2
(a)(1)(A)	5.4
(a)(1)(B)	5.3
(a)(2)	N.A.
(b)	5.5
(c)	1.14
317(a)(1)	5.7
(a)(2)	5.8
(b)	3.7
318(a)	1.11
(b)	N.A.
(c)	N.A.

N.A. means not applicable.

*	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

6

RIGHTS INDENTURE

THIS RIGHTS INDENTURE dated ______________, 2025,

BETWEEN:

AURA MINERALS INC., a BVI company existing under the laws of the British Virgin Islands ("Aura"),

COMPUTERSHARE TRUST COMPANY, N.A., a national banking association organized under the laws of the United States as U.S. Trustee (the "U.S. Trustee")

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the federal laws of Canada (the "Canadian Trustee" and together with the U.S. Trustee, the "Trustees")

RECITALS:

A. Aura and Bluestone (as defined below) have entered into the Arrangement Agreement (as defined below).

B. Pursuant to the terms of the Arrangement Agreement and the Plan of Arrangement, Aura proposes to issue [●] Rights.

C. Each Right will entitle the Holder to receive, without payment of any further consideration and without further action on the part of the Holder thereof, the CVR Payment Amount, upon the terms and conditions set forth in this Indenture.

D. Each Trustee has agreed to act as the trustee in respect of the Rights on behalf of the Holders on the terms and conditions set forth in this Indenture.

E. This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Legislation (as defined below) that are required to be a part of and govern this Indenture and shall, to the extent applicable, be governed by such provisions.

F. The foregoing recitals are made as representations by Aura and not by the Trustees.

NOW THEREFORE THIS INDENTURE WITNESSES, that in consideration of the covenants and agreements in this Indenture and other good and valuable consideration (the receipt and sufficiency of which are by this Indenture acknowledged), it is by this Indenture agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Indenture, including the recitals and schedules hereto:

"Achievement Certificate" has the meaning ascribed thereto in Section 3.1;

"Affiliate" has the same meaning ascribed to such term in the Securities Act (British Columbia);

"Applicable Procedures" means (a) with respect to any transfer or exchange of beneficial ownership interests in, or the settlement of Rights represented by, a CDS Right, the applicable rules, procedures or practices of the Depository and the Canadian Trustee in effect at the time being, and (b) with respect to any issuance, deposit or withdrawal of Rights from or to an electronic position evidencing a beneficial ownership interest in Rights represented by a CDS Right, the rules, procedures or practices followed by the Depository and the Canadian Trustee at the time being with respect to the issuance, deposit or withdrawal of such positions;

"Arbitration Parties" has the meaning ascribed thereto in Section 5.2(a)(ii);

"Arbitrator" has the meaning ascribed thereto in Section 5.2(a);

"Arrangement" means the arrangement pursuant to Division 5 of Part 9 of the BCBCA with respect to, among others, Bluestone, Bluestone Securityholders and Aura on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Section 8.3 of the Arrangement Agreement or the Plan of Arrangement or made at the direction of the Court in the Interim Order or Final Order with the consent of Aura and Bluestone, each acting reasonably;

"Arrangement Agreement" means the arrangement agreement between Bluestone and Aura dated October 25, 2024, in respect of the Arrangement, the schedules thereto, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof;

"Authenticated" means (a) with respect to the issuance of a Rights Certificate, one which has been duly signed by Aura and authenticated by signature of an authorized officer of the Canadian Trustee, (b) with respect to the issuance of an Uncertificated Right, one in respect of which the Canadian Trustee has completed all Internal Procedures such that the particulars of such Uncertificated Right as required by Section 2.6(b) are entered in the register of holders of Rights; "Authenticate", "Authenticating" and "Authentication" have the appropriate correlative meanings;

"BCBCA" means the Business Corporations Act (British Columbia);

"Bluestone" means Bluestone Resources Inc., a company existing pursuant to the laws of the Province of British Columbia;

"Book Entry Participants" means institutions that participate directly or indirectly in the Depository's book entry registration system for the Rights;

"Business Day" means any day, other than a Saturday, a Sunday or any other day on which the banks located in Vancouver, British Columbia; Toronto, Ontario; New York, New York or Miami, Florida, are closed or authorized to be closed;

"CDS Rights" means Rights representing all or a portion of the aggregate number of Rights issued in the name of the Depository represented by an Uncertificated Right, or, if requested by the Depository or Aura, by a Rights Certificate;

"Cerro Blanco Project" means Bluestone's gold exploration project in the Department of Jutiapa, Guatemala;

"Cerro Blanco Project Transfer" has the meaning ascribed thereto in Section 4.2;

"Certificated Right" means a Right evidenced by a Rights Certificate;

"Commercial Production" means, and is deemed to have been achieved, when either (i) Aura has announced that Commercial Production has been achieved via a press release, or (ii) if the concentrator processing ores, for other than testing purposes, has operated for a period of 90 consecutive production days at an average rate of not less than 80% of nameplate design capacity or, if a concentrator is not erected on the Cerro Blanco Project, when ores have been produced for a period of 90 consecutive production days at the rate of not less than 80% of the mining rate specified in a study and mine plan in effect at the time of the construction decision for the Cerro Blanco Project.

"Counsel" means a barrister, solicitor or attorney or firm of barristers, solicitors or attorneys retained by the either Trustee or retained or employed by Aura and acceptable to the Trustees, acting reasonably;

"Court" means the Supreme Court of British Columbia;

"CVR Payment Amount" means for each Right, if the Payment Conditions are met prior to the Termination Date, $0.2120 in cash or, in the circumstances set out in Section 10.1(b), an unsecured pro rata claim for indebtedness in the amount set out in this Indenture;

"Default Rate" means a rate equal to the Prime Rate plus two percent per annum, calculated on a year of 365 or 366 days, as applicable;

"Depository" means CDS Clearing and Depository Services Inc. or such other person as is designated in writing by Aura to act as depository in respect of the Rights;

"Director" means a director of Aura;

"Dispute Notice" has the meaning ascribed thereto in Section 5.1;

"Dispute Period" has the meaning ascribed thereto in Section 5.1;

"Disputes" has the meaning ascribed thereto in Section 5.2(a);

"Effective Date" means the date upon which the Arrangement becomes effective, as provided in the Plan of Arrangement;

"Electronic Means" shall mean the following communication methods: e-mail, facsimile, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

"Event of Default" has the meaning ascribed thereto in Section 10.1(a);

"Extraordinary Resolution" has the meaning ascribed thereto in Section 6.11;

"Final Order" means the final order of the Court in a form acceptable to Aura and Bluestone, each acting reasonably, pursuant to Section 291 of the BCBCA approving the Arrangement, as such order may be amended, modified, supplemented or varied by the Court (with the consent of both Aura and Bluestone, each acting reasonably) at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both Aura an Bluestone, each acting reasonably) on appeal;

"First Payment Condition" means the announcement by Aura of Commercial Production at the Cerro Blanco Project;

"Full Payment Date" has the meaning ascribed thereto in Section 3.4;

"Holder" means a registered holder of Rights;

"Holders' Request" means an instrument signed in one or more counterparts by Holders holding not less than 25% of the Rights issued and outstanding, requesting the Trustees to take a certain action or proceeding specified in this Indenture;

"Indenture" or "this Indenture" refer to this rights indenture  as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively;

"Interim Order" means the interim order of the Court contemplated by Section 2.2 of the Arrangement Agreement and made pursuant to the BCBCA in a form acceptable to Aura and Bluestone, each acting reasonably, providing for, among other things, the calling and holding of the meeting of the shareholders of Bluestone, as the same may be amended, modified, supplemented or varied by the Court (with the consent of Aura and Bluestone, each acting reasonably);

"Internal Procedures" means in respect of the making of any one or more entries to, changes in or deletions of any one or more entries in the register at any time (including, without limitation, original issuances) the minimum number of the Canadian Trustee's internal procedures customary at such time for the entry, change or deletion made to be completed under the operating procedures followed at the time by the Canadian Trustee;

"International Act" has the meaning ascribed thereto in Section 5.2(a);

"Mineral Reserve" means "mineral reserve" according to the CIM Definitions Standards on Mineral Resources and Mineral Reserves of the Canadian Institute of Mining, Metallurgy and Petroleum;

"Non-Achievement Certificate" has the meaning ascribed thereto in Section 3.1(b);

"Officers' Certificate" means a certificate of Aura signed by any two authorized officers or directors of Aura, in their capacities as officers or directors of Aura, and not in their personal capacities;

"Payment Conditions" means, collectively, the First Payment Condition, the Second Payment Condition and the Third Payment Condition and "Payment Condition" means any one of them;

"Payment Date" means a date established by Aura that is as soon as possible following the delivery of the Achievement Certificate for each Payment Condition and, in any event no later than: (i) in respect of the First Payment Condition, 90 calendar days after the date of delivery of the Achievement Certificate for the First Payment Condition; and (ii) in respect of each of the Second Payment Condition and Third Payment Condition, 30 calendar days after the date of delivery of the Achievement Certificate each of the Second Payment Condition and Third Payment Condition;

"Payment Fund" has the meaning ascribed thereto in Section 3.3(a);

"Person" includes an individual, sole proprietorship, partnership, association, body corporate, trust, corporation, limited liability company, natural person in his or her capacity as trustee, executor, administrator or other legal representative, government or governmental authority, or any other entity, whether or not having legal status;

"Plan of Arrangement" means the plan of arrangement, substantially in the form attached as Schedule A to the Arrangement Agreement, and any amendments or variations thereto made in accordance with the Arrangement Agreement, hereof or the Plan of Arrangement or made at the direction of the Supreme Court of British Columbia in the Interim Order or the Final Order with the consent of Bluestone and Aura, each acting reasonably;

"Prime Rate" means, at any time, the rate of interest expressed as an annual rate, established or quoted by The Royal Bank of Canada as being its reference interest rate to determine the interest rates it will charge for U.S. dollar loans made in Canada to Canadian borrowers;

"Production" means, after the commencement of Commercial Production, continued producing activities on the Cerro Blanco Project without permanent interruption and/or the placing of the Cerro Blanco Project on care-and-maintenance;

"Regulatory Authorities" means securities regulatory authorities in Canada, the United States or a jurisdiction outside Canada and the United States where a Holder is resident;

"Required Holders" means Holders of at least 25% of the outstanding Rights;

"Required Holders Approval" means the approval of Required Holders in writing or at a duly called meeting of Holders;

"Responsible Officer" means any officer within the corporate trust department of a Trustee, including any vice president, assistant vice president, trust officer or any other officer of such Trustee, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers who shall have direct responsibility for the administration of this Indenture or any other officer of such. Trustee, as the case may be to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject matter.

"Rights" mean the contingent value rights issued and certified under this Indenture and for the time being outstanding, entitling Holders thereof to receive the CVR Payment Amount, in accordance with the terms hereof, and "Right" means any one of them;

"Rights Agency" means the transfer office of the Canadian Trustee in Vancouver, British Columbia or Toronto, Ontario and such other locations as Aura may designate, with the approval of the Trustees;

"Rights Certificate" means a certificate in substantially the form set out in Schedule "A" to this Indenture, issued and certified under this Indenture to evidence one or more Rights;

"SEC" means the United States Securities and Exchange Commission;

"Second Payment Condition" means, on the date that is one year from the date of the announcement by Aura of Commercial Production on the Cerro Blanco Project, the Cerro Blanco Project is still in Production;

"Signature Law" has the meaning ascribed thereto in Section 11.1;

"Termination Date" means the date that is twenty years following the Effective Date;

"Third Payment Condition" means, on the date that is two years from the date of the announcement by Aura of Commercial Production on the Cerro Blanco Project, the Cerro Blanco Project is still in Production;

"Trust Indenture Act" means the United States Trust Indenture Act of 1939, as amended;

"Trust Indenture Legislation" means, at any time, the provisions of (i) any applicable statute of Canada or any province or territory thereof and the regulations thereunder as amended or re-enacted from time to time, but only to the extent applicable, and (ii) the Trust Indenture Act and regulations thereunder, but only to the extent applicable, in each case relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures, to the extent that such provisions are at such time in force and applicable to this Indenture or Aura or the Trustees.

"Trustee" or "Trustees" means the U.S. Trustee and the Canadian Trustee.  Except to the extent otherwise indicated, "Trustees" shall refer to the U.S. Trustee and the Canadian Trustee, both jointly and individually;

"U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as the same has been and hereinafter from time to time may be amended and the rules and regulations promulgated thereunder;

"U.S. Securities Act" means the United States Securities Act of 1933 as the same has been and hereinafter from time to time may be amended and the rules and regulations promulgated thereunder;

"Uncertificated Right" means any Right which is not evidenced by a Rights Certificate;

"United States" or "U.S." means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

"U.S.A. Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended, and signed into law October 26, 2001; and

"written request of Aura" and "certificate of Aura" mean, respectively, a written order, request, consent or certificate signed (either manually or by electronic signature) in the name of Aura by any one or more of the officers or Directors of Aura and may consist of one or more instruments so executed and any other documents referred to in this Indenture which is required or contemplated to be provided or given by Aura is a document signed on behalf of Aura by any one or more of such officers or Directors; and a derivative of any defined word or phrase has the meaning appropriate to the derivation of the word or phrase.

1.2 Meaning of "Outstanding" for Certain Purposes

Except as provided in Section 3.5, every Rights Certificate countersigned and delivered by the Canadian Trustee under this Indenture and every Uncertificated Right shall be deemed to be outstanding until the earlier of the Full Payment Date and the Termination Date; provided however that where a Rights Certificate or Uncertificated Right has been issued in substitution for a Rights Certificate that has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the Rights outstanding; provided further that in determining whether the Holders of the requisite Rights have given any request, demand, direction, consent or waiver hereunder, Rights owned by Aura or any Affiliate of Aura, whether held as treasury securities or otherwise, shall be disregarded and deemed not to be outstanding.

Any Rights held by Aura or any of its Affiliates shall be deemed not to be outstanding for the purposes of this Indenture.

1.3 Certain Rules of Interpretation

Unless otherwise specified in this Indenture:

(a) words importing the singular number include the plural and vice versa;

(b) words importing gender include both genders and vice versa and words importing individuals include firms and corporations and vice versa;

(c) "in writing" or "written" includes printing, typewriting or any Electronic Means of communication capable of being visibly reproduced at the point of reception, including facsimile, email, PDF, DocuSign or otherwise;

(d) "including" is used for illustration only and not to limit the generality of any preceding words, whether or not non-limiting language (such as, "without limitation", "but not limited to" and similar expressions) is used with reference thereto;

(e) all terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper," as used in Trust Indenture Act Section 319, shall have the meanings assigned to them in the rules of the SEC adopted under the Trust Indenture Act; and

(f) reference to any statute, regulation or by-law includes amendments, consolidations, re-enactments and replacements thereof and instruments and legislation thereunder.

1.4 Interpretation Not Affected by Headings, etc.

The division of this Indenture into Articles, Sections and other subdivisions, the inclusion of a table of contents and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Indenture.

1.5 Applicable Law

This Indenture, the Rights and the Rights Certificates shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in this Indenture. With respect to any suit, action or proceedings relating to this Indenture, the Rights or the Rights Certificates, Aura, the Canadian Trustee and each holder irrevocably submit and attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario. The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

Notwithstanding the forgoing, the immunities, protections, indemnities and standards of care of the U.S. Trustee in connection with its administration of this Indenture, the Rights and the Rights Certificates shall be governed by and construed in accordance with the laws of the State of New York. The parties hereby submit to jurisdiction in the state and federal courts in the State of New York.  The parties hereto hereby waive any right they may have to require a trial by jury of any proceeding commenced in connection herewith.

1.6 Day Not a Business Day

Whenever any payment is due or required to be made or any other action is required to be taken under this Indenture or the Rights Certificates on or as of a day that is not a Business Day, that payment must be made and the other action must be taken on or as of the next day that is a Business Day.

1.7 Conflict

In the event of a conflict or inconsistency between a provision of this Indenture and in the Rights Certificates issued under this Indenture, the relevant provision in this Indenture shall prevail to the extent of the inconsistency.

1.8 Time of the Essence

Time shall be of the essence of this Indenture, the Rights and the Rights Certificates.

1.9 Currency

Except as otherwise stated, all dollar amounts in this Indenture are expressed in Canadian dollars.

1.10 Schedules

Schedules "A" and "B" to this Indenture are an integral part of this Indenture.

1.11 Trust Indenture Act Controls

This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act. If and to the extent that any provision of this Indenture or the Rights Certificates limits, qualifies or conflicts with (a) the duties imposed by the Trust Indenture Act, or (b) another provision not included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

1.12 Certificate and Opinion as to Conditions Precedent

(a) Upon any request or application by Aura to the Trustees to take any action under this Indenture, Aura shall furnish to the Trustees:

(i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an opinion of Counsel stating that all such conditions precedent have been complied with.

(b) Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an opinion of Counsel, unless the officer signing such certificate knows, or in the exercise of reasonable care should know, that such opinion of Counsel with respect to the matters upon which such Officers' Certificate is based are erroneous. Any opinion of Counsel may be based and may state that it is so based, insofar as it relates to factual matters, upon an Officers' Certificate stating that the information with respect to such factual matters is in the possession of Aura, unless the counsel signing such opinion of Counsel knows, or in the exercise of reasonable care should know, that the Officers' Certificate with respect to the matters upon which such opinion of Counsel is based are erroneous.

(c) Any Officers' Certificate must be in a form reasonably acceptable to the Trustees, both collectively and individually.

1.13 Statements Required in Certificate or Opinion

(a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(i) a statement that the person making such certificate or opinion has read and understands such covenant or condition and the related definitions;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in the certificate or opinion is based;

(iii) a statement that person has made such examination or investigation as is reasonably necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with.

1.14 Record Dates

(a) If Aura shall solicit from the holders any request, demand, authorization, direction, notice, consent, waiver or other action, Aura may, at its option, by or pursuant to a certified resolution, fix in advance a record date, which need not be the date provided in Section 316(c) of the Trust Indenture Act to the extent it would otherwise be applicable, for the determination of such holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but Aura shall have no obligation to do so. Any such record date shall be the record date specified in or pursuant to such certified resolution.

(b) If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the holders of record at the close of business on such record date shall be deemed to be holders for the purposes of determining whether holders of the requisite proportion of Rights then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Rights then outstanding shall be computed as of such record date.

ARTICLE 2
ISSUE OF RIGHTS

2.1 Creation and Issue of Rights

(a) Aura by this Indenture creates and authorizes the issue of Rights, with the aggregate number of Rights to be issued not to exceed [●] Rights, in accordance with the Plan of Arrangement.

(b) The Trustees are by this Indenture appointed trustees in respect of the Rights, each Trustee to acts solely in the capacity set forth in this agreement and not collectively.

(c) Pursuant to the Plan of Arrangement, to the extent that a registered holder of shares of Bluestone who has validly exercised dissent rights in connection with the Arrangement is ultimately deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of shares of Bluestone, Aura shall cause the Canadian Trustee to forward the Rights to such holder, as set out in the Plan of Arrangement and upon the written request of Aura.

2.2 Terms of Rights

(a) If the First Payment Condition is satisfied prior to 5:00p.m. (Toronto Time) on the Termination Date, each Right shall entitle the Holder thereof, without any further act or formality or payment of any additional consideration, to 33.33% of the CVR Payment Amount, being $0.0707, less any applicable withholding taxes in accordance with Section 11.5.

(b) If the Second Payment Condition is satisfied prior to prior to 5:00p.m. (Toronto Time) on the Termination Date, each Right shall entitle the Holder thereof, without any further act or formality or payment of any additional consideration, to 33.33% of the CVR Payment Amount, being $0.0707, less any applicable withholding taxes in accordance with Section 11.5.

(c) If the Third Payment Condition is satisfied prior to prior to 5:00p.m. (Toronto Time) on the Termination Date, each Right shall entitle the Holder thereof, without any further act or formality or payment of any additional consideration, to the balance of the CVR Payment Amount, being $0.0706, less any applicable withholding taxes in accordance with Section 11.5.

(d) Aura shall remit the CVR Payment Amount accruing to the Holder of a Right on or before the applicable Payment Date, in accordance with Section 3.3.

(e) All Rights shall rank pari passu, whatever may be the actual date of issue thereof.

(f) The Rights shall terminate in accordance with the provisions of Section 3.5 and the Plan of Arrangement; provided that Aura shall be required to provide notice to the Trustees of such termination.

2.3 Rights Certificates

(a) All Rights Certificates shall be dated as of the date of their issuance, and shall bear such distinguishing letters and numbers as Aura may, with the approval of the Canadian Trustee, prescribe, and shall be issuable in any denomination, excluding fractions.

(b) The Rights may be issued in both certificated and uncertificated form. Upon the issue of Rights, Rights Certificates, if applicable, shall be executed by an authorized signatory of Aura and, in accordance with a written request of Aura, certified by or on behalf of the Canadian Trustee and delivered by Aura in accordance with Section 2.4 and Section 2.6. The Rights Certificates, if applicable, shall be substantially in the form attached as Schedule "A", subject to the provisions of this Indenture, with such variations and changes as may from time to time be agreed upon by the Canadian Trustee and Aura, and the Rights Certificates shall be dated as of the Effective Date, and shall have such distinguishing letters and numbers as Aura may, with the approval of the Canadian Trustee, prescribe and shall be issuable in any denomination excluding fractions.

2.4 CDS Rights

(a) Re-registration of beneficial interests in Rights held by the Depository shall be made only through the book entry registration system and no Rights Certificates shall be issued in respect of such Rights except where physical certificates evidencing ownership in such securities are required or as set out herein or as may be requested by a Depository, as determined by Aura, from time to time. Except as provided in this Section 2.4, owners of beneficial interests in any CDS Rights shall not be entitled to have Rights registered in their names and shall not receive or be entitled to receive Rights in definitive form or to have their names appear in the register referred to in Section 2.9 while they are held as book entry securities with the Depository.

(b) Notwithstanding any other provision in this Indenture, no CDS Rights may be exchanged in whole or in part for Rights registered in the name of any person other than the Depository for such CDS Rights or a nominee thereof unless:

(i) the Depository notifies Aura that it is unwilling or unable to continue to act as depository in connection with the CDS Rights and Aura is unable to locate a qualified successor;

(ii) Aura determines that the Depository is no longer willing, able or qualified to discharge properly its responsibilities as holder of the CDS Rights and Aura is unable to locate a qualified successor;

(iii) the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and Aura is unable to locate a qualified successor;

(iv) Aura determines that the Rights shall no longer be held as CDS Rights through the Depository;

(v) such Right is required by applicable law, as determined by Aura and Aura's counsel; or

(vi) Aura so instructs the Canadian Trustee in writing,

following which Rights for those holders requesting such shall be issued to the beneficial owners of such Rights or their nominees as directed by the holder. Aura shall provide a certificate of Aura giving notice to the Canadian Trustee of the occurrence of any event outlined in this Section 2.4(b), other than in the case of Section 2.4(b)(vi).

(c) Notwithstanding anything to the contrary in this Indenture, subject to applicable law, the CDS Right will be issued as an Uncertificated Right, unless otherwise requested in writing by the Depository or Aura.

(d) The rights of beneficial owners of Rights who hold securities entitlements in respect of the Rights through the book entry registration system shall be limited to those established by applicable law and agreements between the Depository and the Book Entry Participants and between such Book Entry Participants and the beneficial owners of Rights who hold securities entitlements in respect of the Rights through the book entry registration system, and such rights must be exercised through a Book Entry Participant in accordance with the rules and Applicable Procedures of the Depository and the Canadian Trustee.

(e) Notwithstanding anything herein to the contrary, neither Aura nor the Trustees nor any agent thereof shall have any responsibility or liability for:

(i) the electronic records maintained by the Depository relating to any ownership interests or any other interests in the Rights or the depository system maintained by the Depository, or payments made on account of any ownership interest or any other interest of any person in any Rights represented by an electronic position in the book entry registration system (other than the Depository or its nominee);

(ii) for maintaining, supervising or reviewing any records of the Depository or any Book Entry Participant relating to any such interest; or

(iii) any advice or representation made or given by the Depository or those contained herein that relate to the rules and regulations of the Depository or any action to be taken by the Depository on its own direction or at the direction of any Book Entry Participant.

(f) Aura may terminate the application of this Section 2.4 in its sole discretion in which case all Rights shall be evidenced by Rights Certificates registered in the name of a person other than the Depository.

(g) For so long as Rights are held through the Depository, if any notice or other communication is required to be given to Holders, the Canadian Trustee will give such notices and other communications to all registered holders of Rights, including the Depository.

2.5 Signing of Rights Certificates

The Rights Certificates shall be signed by any Director or officer of Aura. The signature of such signing officer may be mechanically reproduced in facsimile or electronically and Rights Certificates bearing such facsimile or electronic signature shall be binding upon Aura as if they had been manually signed by such signing officer. Notwithstanding that any individual whose manual, facsimile or electronic signature appears on any Rights Certificate as a signing officer may no longer hold office or a trusteeship, as applicable, at the date of issue of such Rights Certificate or at the date of certification or delivery thereof, any Rights Certificate signed as aforesaid shall, subject to Section 2.6, be valid and binding upon Aura and the Holder thereof shall be entitled to the benefits of this Indenture.

2.6 Certification by the Canadian Trustee

(a) Rights Certificates evidencing the Rights shall be certified by or on behalf of the Canadian Trustee on written direction of Aura.

(b) The Canadian Trustee shall Authenticate Uncertificated Rights (whether upon original issuance, exchange, partial payment or otherwise) by completing its Internal Procedures and Aura shall, and hereby acknowledges that it shall, thereupon be deemed to have duly and validly issued such Uncertificated Right under this Indenture. Such Authentication shall be conclusive evidence that such Uncertificated Rights have been duly issued under this Indenture and that the holder or holders are entitled to the benefits of this Indenture. The register shall be final and conclusive evidence as to all matters relating to Uncertificated Rights with respect to which this Indenture requires the Canadian Trustee to maintain records or accounts. In case of differences between the register at any time and any other time, the register at the later time shall be controlling, absent manifest error, and any Uncertificated Rights recorded therein shall be binding on Aura.

(c) Any Rights Certificate validly issued in accordance with the terms of this Indenture in effect at the time of issue of such Rights Certificate shall, subject to the terms of this Indenture and applicable law, validly entitle the holder to CVR Payment Amount, notwithstanding that the form of such Rights Certificate may not be in the form then required by this Indenture.

(d) No Right shall (a) be considered issued, valid or obligatory; nor (b) entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by the Canadian Trustee. Authentication by the Canadian Trustee, including by way of entry on the register, shall not be construed as a representation or warranty by the Canadian Trustee as to the validity of this Indenture or of such Certificated Right or Uncertificated Rights (except the due Authentication thereof) or as to the performance by Aura of its obligations under this Indenture and the Canadian Trustee shall in no respect be liable or answerable for the use made of the Rights or any of them or of the consideration thereof. Authentication by the Canadian Trustee shall be conclusive evidence as against Aura that the Rights so Authenticated have been duly issued under this Indenture and that the holder thereof is entitled to the benefits of this Indenture.

(e) No Certificated Right shall (a) be considered issued or obligatory; nor (b) entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by signature by or on behalf of the Canadian Trustee. Such Authentication on any such Certificated Right shall be conclusive evidence that such Certificated Right is duly Authenticated and is a valid and binding obligation of Aura and that the holder is entitled to the benefits of this Indenture.

(f) No Uncertificated Right shall (a) be considered issued or obligatory; nor (b) entitle the holder thereof to the benefits of this Indenture, until it has been Authenticated by entry on the register of the particulars of the Uncertificated Right. Such entry on the register of the particulars of an Uncertificated Right shall be conclusive evidence that such Uncertificated Right is duly Authenticated and is a valid and binding obligation of Aura and that the holder is entitled to the benefits of this Indenture.

2.7 Holder Not a Shareholder

Rights represent a contractual right to the CVR Payment Amount upon satisfaction of the Payment Condition in accordance with the terms of the Indenture. Nothing in this Indenture or in holding of a Right itself evidenced by a Rights Certificate, or otherwise, shall be construed as conferring upon a Holder any voting or dividend rights, and interest will not accrue for the benefit of the Holder on any amounts payable in respect of the Rights. Rights do not represent any equity or ownership interest in Aura, or any of its Affiliates, or in any of their assets, including but not limited to any interest in the Cerro Blanco Project or any assets or minerals relating to the Cerro Blanco Project.

2.8 Issue in Substitution for Lost Rights Certificate

(a) If any of the Rights Certificates become mutilated or lost, destroyed or stolen, Aura, subject to applicable law and to Section 2.8(b), shall issue and thereupon the Canadian Trustee shall certify and deliver a new Rights Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen upon surrender and in place of and upon cancellation of such mutilated Rights Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Rights Certificate, and the substituted Rights Certificate shall be in a form approved by the Canadian Trustee and shall be entitled to the benefits hereof and shall rank equally in accordance with its terms with all other Rights Certificates issued or to be issued under this Indenture.

(b) The applicant for the issue of a new Rights Certificate pursuant to this Section 2.8 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to Aura and to the Canadian Trustee evidence of ownership and of the loss, destruction or theft of the Rights Certificate so lost, destroyed or stolen satisfactory to Aura and to the Canadian Trustee in their sole discretion, in each case acting reasonably, and such applicant may also be required to furnish an indemnity or surety bond in amount and form satisfactory to Aura and the Canadian Trustee in their sole discretion, in each case acting reasonably, and shall pay the reasonable charges of Aura and the Canadian Trustee in connection therewith.

2.9 Register for Rights

Aura shall cause to be kept by and at the Rights Agency which is the transfer office of the Canadian Trustee in Toronto, Ontario and in such other place or places as Aura with the approval of the Canadian Trustee may designate, a securities register in which, subject to such reasonable regulations as the Canadian Trustee may prescribe, Aura shall provide for the registration and transfer of the Rights. Aura shall also cause to be kept by and at such office the register of transfers, and may also cause to be kept by the Canadian Trustee or such other registrar or registrars and at such other place or places as Aura may designate with the approval of the Canadian Trustee, branch registers of transfers (including, without limitation, branch registers of transfers at each of the other Rights Agencies) in which shall be recorded the particulars of the transfers of Rights registered in that branch register of transfers.

2.10 Transfer of Rights

(a) Subject to Section 2.4, the Rights may only be transferred on the register kept by the Canadian Trustee in the City of Toronto, Ontario, by the holder or its legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Canadian Trustee only upon (a) in the case of a Certificated Right, surrendering to the Canadian Trustee the Rights Certificates representing the Rights to be transferred together with a duly executed transfer form as set forth in Schedule "B", (b) in the case of CDS Rights, in accordance with procedures prescribed by the Depository under the book entry registration system, and (c) upon compliance with the conditions required by this Indenture, such reasonable requirements as the Canadian Trustee may prescribe, and all applicable securities legislation and requirements of regulatory authorities, and such transfer shall be duly noted in such register by the Canadian Trustee.

(b) Upon compliance with such requirements, the Canadian Trustee shall issue to the transferee a Rights Certificate or Uncertificated Right. Transfers within the systems of the Depository are not the responsibility of the Canadian Trustee and will not be noted on the register maintained by the Canadian Trustee.

(c) No transfer of a Right shall be valid:

(i) unless made in accordance with the provisions hereof;

(ii) until, upon compliance with such reasonable requirements as the Canadian Trustee may prescribe, such transfer is recorded on the register maintained by the Canadian Trustee pursuant to Section 2.9; and

(iii) until all governmental or other charges arising by reason of such transfer have been paid.

(d) The Canadian Trustee will promptly advise Aura of any requested transfer of the Rights. Aura will be entitled, and may direct the Canadian Trustee, to refuse to recognize any transfer, or enter the name of any transferee, of any Rights on the register kept by the Canadian Trustee, if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies or any Regulatory Authority having jurisdiction, it being acknowledged and agreed that the Rights shall be freely trading securities in Canada and freely transferable securities in the United States (other than by persons who are, or have been within the preceding 90 days or three months, "affiliates" of Aura, as such term is defined in Rule 144 under the U.S. Securities Act).

(e) The transfer register for the Rights shall be closed as of the close on business on the last Business Day immediately preceding the earlier of the Full Payment Date and the Termination Date.

2.11 Transferee Entitled to Registration

(a) The transferee of a Right in accordance with Sections 2.9 and 2.10 shall, after the transfer form attached to the Rights Certificate is duly completed and the Rights Certificate and transfer form are lodged with the Canadian Trustee, and upon compliance with all other conditions in that regard required by this Indenture and by all applicable securities laws and requirements of Regulatory Authorities, be entitled to have its name entered on the register as the owner of such Right free from all equities or rights of set-off or counterclaim between Aura and its transferor or any previous Holder of such Right, save in respect of equities of which Aura or the transferee is required to take notice by statute or by order of a court of competent jurisdiction.

(b) No duty shall rest with the either Trustee to determine compliance of the transferee or transferor of any Rights with applicable securities laws or requirements of Regulatory Authorities. Each Trustee may assume for the purposes of this Indenture that the address on the register of Holders of any Holder is the actual address of such Holder and is also determinative of the residence of such Holder and that the address of any transferee to whom any Rights or other securities deliverable in connection with any Rights are to be registered, as shown on the transfer document, is the actual address of the transferee and is also determinative of the residency of the transferee.

2.12 Registers Open for Inspection; Company to Furnish Names and Addresses of Holders to Trustees

(a) The registers referred to in Section 2.9 shall be open at all reasonable times and upon reasonable notice for inspection by Aura, any Trustee or any Holder. The registrar shall, from time to time when requested to do so in writing by Aura or any Trustee, furnish Aura or such Trustee with a list of the names and addresses of Holders of Rights entered in the register kept by the registrar and showing the number of Rights held by each such Holder.

(b) Aura will furnish or cause to be furnished to the Trustees (1) not more than 15 days after each record date, or such lesser time as required by the Trustees, a list, in such form as the Trustees may reasonably require, of the names and addresses of holders as of such record date; provided, however, that Aura shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustees by Aura or at such times as either Trustee is acting as registrar for the Rights and (2) at such other times as the Trustees may request in writing within 30 days after the receipt by Aura of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

2.13 Holder Communication

Holders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Rights. Aura, the Trustees and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act with respect to such communications.

2.14 Ownership of Rights

(a) Aura and the Trustees may deem and treat the registered Holder of any Rights Certificate as the absolute owner of the Right represented by this Indenture for all purposes and Aura and the Trustees shall not be affected by any notice or knowledge to the contrary, except where Aura or the applicable Trustee is required to take notice by statute or by order of a court of competent jurisdiction. For greater certainty, subject to applicable law, neither Aura nor either Trustee shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Right, and may transfer any Right in accordance with Section 2.10 on the direction of the Person registered as Holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

(b) Subject to the provisions of this Indenture and applicable law, each Holder shall be entitled to the rights and privileges attaching to the Rights held by this Indenture.

2.15 Exchange of Rights Certificates

(a) Rights Certificates, representing Rights entitling the Holders to receive the CVR Payment Amount may, prior to the earlier of the Full Payment Date and the Termination Date, and upon compliance with the reasonable requirements of the Canadian Trustee, be exchanged for another Rights Certificate or Rights Certificates entitling the Holder thereof to receive the CVR Payment Amount payable under the Rights Certificate or Rights Certificates so exchanged of equal aggregate amount.

(b) Rights Certificates may be exchanged only at the Rights Agency or at any other place that is designated by Aura with the approval of the Canadian Trustee. Any Rights Certificates tendered for exchange shall be surrendered to the Canadian Trustee and shall be cancelled.

(c) Except as otherwise in this Indenture provided, the Canadian Trustee shall charge to the Holder requesting an exchange a reasonable sum for each new Rights Certificate issued in exchange for a surrendered Rights Certificate(s); and payment of such charges and reimbursement to the Canadian Trustee or Aura for any and all taxes or governmental or other charges required to be paid shall be made by such Holder as a condition precedent to such exchange.

2.16 Ability to Abandon Rights

Notwithstanding any other provision in this Indenture, a Holder may at any time, at such Holder's option, abandon all of such Holder's remaining rights in a Right by transferring such Right to Aura without consideration therefor. Nothing in this Indenture shall prohibit Aura or any of its Affiliates from offering to acquire or acquiring any Rights for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Aura shall direct the Canadian Trustee to cancel any Rights abandoned by a Holder or acquired by Aura or any of its Affiliates and such Rights shall be deemed extinguished and no longer outstanding.

2.17 Principal Office

If the principal transfer office of the Canadian Trustee in the city where the Rights Agency is situated is for any reason not available to act in connection with the exchange of Rights Certificates as contemplated by this Indenture, Aura and the Canadian Trustee shall arrange for another office in such city to act in connection with the exchange of Rights Certificates and shall give notice of the change of such office to the Holders.

ARTICLE 3
ISSUANCE OF THE CVR PAYMENT AMOUNT

3.1 Achievement Certificate

(a) If a Payment Condition is met prior to the Termination Date, Aura will, as soon as practicable (and in any event not later than five Business Days after the date that such Payment Condition has been satisfied), deliver to the Trustees a notice in writing (the "Achievement Certificate") signed on behalf of Aura by one or more officers (without personal liability) certifying that such Payment Condition has been satisfied. The Canadian Trustee will promptly (and in any event, within three Business Days after receipt) deliver a copy of such Achievement Certificate to the Holders.

(b) If any Payment Condition is not met prior to the Termination Date, Aura will, as soon as practicable (and in any event not later than five Business Days after the Termination Date), deliver to the Trustees a notice in writing (the "Non-Achievement Certificate") signed on behalf of Aura by one or more officers (without personal liability) certifying that such Payment Condition has not been satisfied by the Termination Date and that Aura has complied in all material respects with its obligations under the this Indenture. The Canadian Trustee will promptly (and in any event, within three Business Days after receipt) deliver a copy of such Non-Achievement Certificate to the Holders.

3.2 Payment Procedure

If a Payment Condition is met prior to the Termination Date, each Holder shall receive, at no additional cost or expense, the portion of the CVR Payment Amount set out in Section 2.2 for each Right held on the applicable Payment Date. To the extent that the holder of one or more Rights would otherwise have been entitled to receive on the conversion of the Rights a fraction of cent, the consideration payable shall be rounded up to the nearest whole cent.

3.3 Payment Mechanism

(a) Upon delivery of an Achievement Certificate, and in any event on or before each applicable Payment Date, the Canadian Trustee shall solicit tax forms or other information required to make the tax deductions or withholdings as set forth in Section 11.5 and any associated tax reporting forms or other filings in respect thereof and Aura shall deliver to the Canadian Trustee cash, by wire transfer of immediately available funds to an account specified by the Canadian Trustee, equal to the aggregate amount necessary to pay the aggregate portion of the CVR Payment Amount for the relevant Payment Condition (the "Payment Fund") to all Holders pursuant to Section 2.2.

(b) Upon receipt of the Payment Fund, the Canadian Trustee shall promptly, and in any event on or before the applicable Payment Date, pay the applicable CVR Payment Amount to each Holder by cheque mailed to the address of each such respective Holder as reflected on the register kept by the Canadian Trustee and showing the number of Rights held by each such Holder as of close of business on the last Business Day before the payment of the applicable CVR Payment Amount is made.

(c) Except to the extent any portion of the CVR Payment Amount is required to be treated as imputed interest pursuant to applicable tax law, the Holders and the parties hereto for U.S. federal and applicable state and local income tax purposes, agree to treat any CVR Payment Amount paid with respect to the Rights as additional consideration for the shares of Bluestone (other than dissenting holders of shares of Bluestone) pursuant to the Arrangement Agreement (unless otherwise inconsistent with the terms of the Arrangement Agreement or applicable tax law), and none of the parties hereto shall take any position to the contrary on any tax return or for other tax purposes except as otherwise required by applicable tax law. Aura shall, to the extent required for U.S. federal and applicable state and local income tax purposes, report imputed interest on the Rights or in respect of any CVR Payment Amount of such Rights pursuant to Section 483 of the Internal Revenue Code of 1986.

(d) After each Payment Date, all Rights shall be deemed after such Payment Date to represent only the right to receive the remaining CVR Payment Amount to which the holder thereof is entitled in lieu of such Rights.

(e) The Holders and Aura agree to provide the Canadian Trustee with their certified tax identification numbers and other forms, documents and information that the Canadian Trustee may request in order to fulfill any tax reporting function.

3.4 Cancellation of Rights

Upon completion of the payment of the CVR Payment Amount in full for each Right held (the "Full Payment Date") or at the Termination Date, all Rights Certificates shall be cancelled.

3.5 Rights Void

Upon the Full Payment Date or at the Termination Date, the Rights shall be null, void and of no effect.

3.6 Accounting and Recording

Any instruments, from time to time received by either Trustee, shall be received in trust for, and shall be segregated and kept apart by such Trustee in trust for, Aura.

3.7 Paying Agent and Registrar

(a) Aura may appoint one or more paying agents and one or more registrars, in which case each reference in this Indenture to a Trustee in respect of the obligations of such Trustee to be performed by that agent will be deemed to be references to that agent. In each case, Aura and the Trustees will enter into an appropriate agreement with the agent implementing the provisions of this Indenture relating to the obligations of a Trustee to be performed by the agent and the related rights. Aura initially appoints the Canadian Trustee as paying agent and registrar, and all functions related thereto shall occur at the principal office of the Canadian Trustee in Vancouver, British Columbia or Toronto, Ontario. Aura may change the paying agent or registrar without prior notice to the holders, provided that neither Aura nor any of its Affiliates may act as paying agent or registrar.

(b) Aura will require each paying agent to agree in writing that the paying agent will hold in trust for the benefit of the holders or the Trustees all money held by the paying agent for the payment of any amount payable for any Right and will promptly notify the Trustees of any default by Aura in making any such payment. Aura may, at any time require a paying agent to pay all money held by it to the Canadian Trustee and account for any funds disbursed, and the Canadian Trustee may at any time during the continuance of any payment default, upon written request to a paying agent, require the paying agent to pay all money held by it to the Canadian Trustee and to account for any funds disbursed. Upon doing so, the paying agent will have no further liability for the money so paid over to the Canadian Trustee.

ARTICLE 4
COVENANTS OF AURA

4.1 Cerro Blanco Project

From the Effective Date until the earlier of the Full Payment Date and the Termination Date, Aura covenants to use its commercially reasonable efforts to continue the exploration and advancement towards development of the Cerro Blanco Project.

4.2 Sell or Dispose of Rights in Cerro Blanco Project

From the Effective Date until the earlier of the Full Payment Date and the Termination Date, Aura covenants to not, directly or indirectly, complete or take any action or enter into any agreement, arrangement or understanding, whether by a sale of assets or by merger, reorganization, joint venture, lease, license, trust or any other transaction or arrangement, for the sale, transfer, assignment, disposition, relinquishment or surrender of its rights, title or interest in or to the Cerro Blanco Project or in or to any material assets comprising the Cerro Blanco Project to any person (a "Cerro Blanco Project Transfer") unless:

(a) Aura satisfies the full CVR Payment Amount on or prior to the effective date of the Cerro Blanco Project Transfer;

(b) (i) the transfer is approved by Extraordinary Resolution of the Holders (with such approval not to be unreasonably withheld); and (ii) the agreement for such Cerro Blanco Project Transfer requires the applicable transferee to comply with this Indenture to the same extent as Aura and releases Aura from all obligations and liability under this Indenture; or

(c) (i) Aura (or its corporate successor) first agrees in writing to remain subject to the obligations under this Indenture, including to make payments if and when such a payment is due in accordance with the terms of this Indenture; and (ii) the agreement for such Cerro Blanco Project Transfer requires the applicable transferee to comply with this Indenture to the same extent as Aura and such transferee has first agreed in writing to that effect.

4.3 Recordkeeping

From the Effective Date until the earlier of the Full Payment Date and the Termination Date, Aura covenants to use commercially reasonable efforts to keep or cause to be kept proper books of account for its operations at the Cerro Blanco Project and enter into those books all dealings and transactions in relation to it's the Cerro Blanco Project.

4.4 To Pay Trustee Remuneration and Expenses

Aura covenants that it shall pay to each Trustee from time to time reasonable remuneration for its services under this Indenture and shall pay or reimburse each Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by each Trustee in the administration or execution of its duties under this Indenture (including the reasonable compensation and the disbursements of its Counsel, the cost of enforcing this payment obligation and all other advisors and assistants not regularly in its employ) both before any Event of Default under this Indenture and thereafter until all duties of each Trustee under this Indenture shall be finally and fully performed and even after the termination of this Indenture, except any such expenses, disbursement or advance as may arise out of or result from such Trustee's gross negligence, willful misconduct or bad faith. Such remuneration which shall remain unpaid for a period of 30 Business Days after invoicing shall incur interest at the rate then charged by such Trustee to its corporate clients. A Trustee shall not have any recourse against the securities or any other property held by it pursuant to this Indenture for payment of its fees. This Section 4.4 shall survive the resignation or removal of any Trustee and the termination and discharge of this Indenture. Neither Trustee shall have any obligation to take any action under this Indenture so long as any payment remains due to the Trustees for any reasonable fees, costs, damages, liabilities, expenses and disbursements (including reasonable attorney's fees and expenses).

4.5 To Perform Covenants

Aura shall use commercially reasonable efforts to perform and carry out all of the acts or things to be done by it as provided in this Indenture.

4.6 Trustees May Perform Covenants

If Aura fails in any material respect to perform any of its covenants contained in this Indenture, either Trustee, upon receipt of written notice from Aura to the Trustees of such failure to perform, shall notify the Holders of such failure on the part of Aura or may itself perform any of the covenants capable of being performed by it but, subject to Article 7, shall be under no obligation to perform said covenants or to notify the Holders that it is doing so. All sums expended or advanced by either Trustee in so doing shall be repayable as provided in Section 4.4, but neither Trustee shall be required to expend or risk its own funds. No such performance, expenditure or advance by either Trustee shall relieve Aura of any Event of Default under this Indenture or of its continuing obligations under the covenants in this Indenture.

4.7 Creation and Issue of the Rights

All necessary corporate action on the part of Aura has been taken to duly authorize the creation and issuance of the Rights and the Rights, when Authenticated as provided in this Indenture, shall be valid and enforceable against Aura.

4.8 Restrictions on Purchases by Aura and Affiliates

This Indenture will not prohibit Aura or any of its Affiliates from acquiring the Rights, whether in open market transactions, private transactions or otherwise, provided such acquisitions comply with Canadian and U.S. securities laws or other applicable securities laws. For greater certainty, nothing in this Section 4.8 shall grant to Aura a unilateral right of redemption with respect to the Rights. Rights Certificates representing the Rights purchased by Aura pursuant to this Section 4.8 shall be immediately surrendered to the Canadian Trustee for cancellation and shall be accompanied by a written direction of Aura to cancel the Rights represented by this Indenture and shall not be reissued. For greater certainty, as a Holder, Aura shall not be entitled to vote on any matter to be voted upon and shall not be entitled to dispute any matter in this Indenture.

4.9 Reports by Aura; Compliance Certificate

(a) Aura will file with the U.S. Trustee, within 15 calendar days after filing with or furnishing to the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Aura is required to file or furnish with the SEC pursuant to Section 13 or 15(d) of the U.S. Exchange Act or, if Aura is not required to file information, documents or reports pursuant to either of such sections, then to file with the U.S. Trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the U.S. Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations; provided that any such reports, information or documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system shall be deemed filed with the U.S. Trustee. Delivery of such reports, information and documents to the U.S. Trustee is for informational purposes only and the U.S. Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Aura's compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on Officers' Certificates).

(b) Aura will transmit to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), within 30 days after the filing thereof with the U.S. Trustee, such summaries of any information, documents and reports required to be filed by Aura pursuant to paragraph (a) of this Section 4.9 as may be required by rules and regulations prescribed from time to time by the SEC.

(c) Aura shall deliver to the Trustees, on or before 120 calendar days after the end of Aura's fiscal year, an Officers' Certificate stating that a review of the activities of Aura during such fiscal year has been made under the supervision of the signing officers with a view to determining whether Aura has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such officers, that Aura has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a default or Event of Default shall have occurred and is continuing, describing all such defaults or Events of Default of which he or she may have actual knowledge and what action Aura is taking or propose to take with respect thereto). For purposes of this Section 4.9(c), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(d) Aura will notify the Trustees when any Rights are listed on any national securities exchange and of any delisting thereof.

ARTICLE 5
DISPUTE MECHANISM

5.1 Disputed Matters

(a) If the Required Holders at any time but no later than 60 calendar days after the Termination Date (the "Dispute Period") wish to dispute satisfaction or non-satisfaction of the Payment Condition, the Required Holders may provide Aura and the Canadian Trustee with written notice (the "Dispute Notice") of such dispute in reasonable detail.

(b) If the Required Holders do not deliver such a Dispute Notice on or prior to the expiry of the Dispute Period, the Holders will be deemed to have accepted that the Payment Condition has not been met, and Aura and its Affiliates will have no further obligation with respect to the Rights or the CVR Payment Amount.

(c) If the Required Holders deliver a Dispute Notice during the Dispute Period, and it is finally determined in accordance with Section 5.2 that the Payment Condition has been met, the CVR Payment Amount will be paid on a date established by Aura that is as soon as possible (and in any event no later than five Business Days) after such determination.

(d) Aura shall work in good faith together with Required Holders who have provided a Dispute Notice to resolve the dispute set out in this Indenture on a mutually satisfactory basis for not less than 30 days, following which the dispute may be referred to arbitration pursuant to Section 5.2.

5.2 Arbitration

(a) Subject to Section 5.1, all disputes, disagreements, controversies, questions or claims arising out of or relating to this Indenture ("Disputes"), with the exception of Disputes involving the U.S. Trustee, will be finally determined by a sole Arbitrator (the "Arbitrator") under the International Commercial Arbitration Act, 2017 (Ontario) (the "International Act"). In addition:

(i) for certainty, article 34 in Schedule 2 of the International Act will apply to the arbitration of a Dispute;

(ii) Aura, the Required Holders and the Canadian Trustee (collectively, the "Arbitration Parties") shall together appoint the Arbitrator. If the Arbitration Parties cannot agree, the Arbitrator will be appointed by a judge of the Superior Court of Justice of Ontario on the application of any Arbitration Party on notice to all the other Arbitration Parties. No individual will be appointed as Arbitrator unless he or she agrees in writing to be bound by the provisions of this Section 5.2;

(iii) the law of the Province of Ontario, and the federal laws of Canada applicable therein, will apply to the substance of all Disputes, with the exception of disputes involving the U.S. Trustee;

(iv) the arbitration will take place in the City of Toronto, Ontario unless otherwise agreed in writing by the Arbitration Parties;

(v) the language to be used in the arbitration will be English;

(vi) the Arbitrator, after giving the Arbitration Parties an opportunity to be heard, will determine the procedures for the arbitration of the Dispute, provided that those procedures will include an opportunity for written submissions and responses to written submissions by or on behalf of all Arbitration Parties, and may also include an opportunity for exchange of oral argument and any other procedures as the Arbitrator considers appropriate. However, if the Arbitration Parties agree on a code of procedures or on specific matters of procedure, that agreement will be binding on the Arbitrator;

(vii) the Arbitrator will have the right to determine all questions of law and jurisdiction, including questions as to whether a Dispute is arbitrable, and will have the right to grant legal and equitable relief including injunctive relief and the right to grant permanent and interim injunctive relief, and final and interim damages awards. The Arbitrator will also have the discretion to award costs, including reasonable legal fees and expenses, reasonable expert's fees and expenses, reasonable witnesses' fees and expenses pre-award and post-award interest and costs of the arbitration, provided that the Arbitrator will not make an award of costs on a distributive basis;

(viii) the Arbitration Parties intend, and will take all reasonable action as is necessary or desirable to ensure, that there be a speedy resolution to any Dispute, and the Arbitrator will conduct the arbitration of the Dispute with a view to making a determination and order as soon as possible;

(ix) the Arbitration Parties desire that any arbitration should be conducted in strict confidence and that there will be no disclosure to any Person of the existence or any aspect of a Dispute except as is necessary for the resolution of the Dispute. Any proceedings before the Arbitrator will be attended only by those Persons whose presence, in the opinion of any Arbitration Party or the Arbitrator, is reasonably necessary for the resolution of the Dispute. All matters relating to, all evidence presented to, all submissions made in the course of, and all documents produced in accordance with, an arbitration under this Article, as well as any arbitral award, will be kept confidential and will not be disclosed to any Person without the prior written consent of all the Arbitration Parties except as required in connection with an application of an Arbitration Party under article 34 or article 35 in Schedule 2 of the International Act, by applicable laws, or by an order of an Arbitrator; and

(x) Subject to article 33 in Schedule 2 of the International Act, all awards and determinations of the Arbitrator will be final and binding on the Arbitration Parties, and there will be no appeal of any such award or determination on any grounds.

(b) Prior to the appointment of the Arbitrator, the Arbitration Parties may apply to the courts for interim relief. A request for interim relief by an Arbitration Party to a court will not be considered to be incompatible with Section 5.2(a) or as a waiver of that provision.

(c) At the request of any Arbitration Party, the Arbitrator may take any interim measures that the Arbitrator considers necessary in respect of the Dispute, including measures for the preservation of assets, the conservation of goods or the sale of perishable goods. The Arbitrator may require security for the costs of those measures.

(d) The law with respect to limitation periods that would apply to a court proceeding also applies to an arbitration, as if the arbitration were an action and a claim made in the arbitration were a cause of action.

5.3 Waiver of Default

Upon the occurrence of any Event of Default that is continuing the Required Holders shall have the power (in addition to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Trustees to waive any such Event of Default and the Trustees shall thereupon waive the default upon such terms and conditions as shall be prescribed in such requisition, provided that no delay or omission of the Trustees or of the Holders, as applicable, to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence in this Indenture and provided further that no act or omission either the Trustees or the Holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default under this Indenture or the rights resulting therefrom.

5.4 Control by Holders

The Holders of a majority in of the Rights outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or exercising any trust or power conferred on the Trustees. However, the Trustees may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustees in personal liability or expose the Trustees to out of pocket expenses, or that the Trustees determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders. For purposes of this Section 5.4, the U.S. Trustee shall comply with Trust Indenture Act Section 316(a) in making any determination of whether the required holders of outstanding Rights have concurred in any request or direction of the Trustees to pursue any remedy available to the Trustees or the holders with respect to this Indenture or the Rights or otherwise under the law. The Trustees may request indemnification and funding prior to accepting any direction from the Holders.

5.5 Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any holder of a Right to receive payment when due for such Right or to bring suit for the enforcement of any such payment, on or after the respective due dates expressed in the Right, shall not be impaired or affected without the consent of the holder.

5.6 Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustees for any action taken, suffered or omitted by it as Trustees, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including attorney's fees, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act.

5.7 Collection Suit by Trustee

If a Payment Condition is met prior to the Termination Date and there is a default in payment of the corresponding amount payable pursuant to the Rights, or there is a default in payment of interest (if any), in each case when and as the same shall become due and payable, and the continuance of such default for such period as may be prescribed in this Indenture, the Trustees are authorized to recover judgment, in their own names and as trustees of an express trust, against Aura for the amount of such payment and interest.

5.8 Trustee May File Proofs of Claim

The Trustees may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustees (including any claim for the compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, and any other amounts due the Trustees hereunder) allowed in any judicial proceedings relating to Aura or its creditors or property, and are entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to either Trustee and, if the Trustees consent to the making of such payments directly to the Holders, to pay to the Trustees any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, and any other amounts due the Trustees hereunder. Nothing in this Indenture shall be deemed to empower the Trustees to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Rights or the rights of any Holder thereof, or to authorize the Trustees to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE 6
MEETINGS OF HOLDERS OF RIGHTS

6.1 Right to Convene Meeting

The Canadian Trustee may at any time and from time to time and shall on receipt of a written request of Aura or a Holders' Request and upon being indemnified and funded to its reasonable satisfaction by Aura or by the Holders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Holders. In the event of the Canadian Trustee failing, within seven days after receipt of any such request and such indemnity and funding, to give notice convening a meeting, Aura or such Holders, as the case may be, may convene such meeting. Every such meeting shall be held in Toronto, Ontario or at such other place as may be approved or determined by the Canadian Trustee and Aura, each acting reasonably.

6.2 Notice of Meetings

At least 21 days' notice of any meeting of the Holders shall be given to the Holders in the manner provided in Article 7 and a copy thereof must be sent to the Trustees unless the meeting has been called by it and to Aura unless the meeting has been called by it. Such notice must state the time when and the place where the meeting is to be held and state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

6.3 Chairman

An individual (who need not be a Holder) designated in writing by the Canadian Trustee, shall be the chairman of the meeting and if no individual is so designated, or if the individual so designated is not present within 15 minutes from the time fixed for the holding of the meeting, the Holders present in Person or by proxy shall choose an individual present to be chairman.

6.4 Quorum

Subject to Section 6.11, at any meeting of the Holders a quorum shall consist of Holders, present in Person or by proxy and holding at least 25% the aggregate number of then outstanding Rights, provided that at least two Persons entitled to vote at such meeting present in person or represented by proxy. If a quorum is not present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Holders or pursuant to a Holders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting the Holders present in Person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not hold at least 25% of the then outstanding Rights.

6.5 Power to Adjourn

The chairman of any meeting at which a quorum is present may with the consent of the meeting adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

6.6 Voting at Meetings

A poll shall be taken on every resolution, every Extraordinary Resolution, and on any other question submitted to a meeting in such manner as the chairman may direct and the results of such polls shall be binding on all Holders.

6.7 Voting

On a poll, each Holder present in Person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each Right or Rights held or represented by that Person. A proxy need not be a Holder. In the case of joint Holders of a Right, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them is present in person or by proxy, they must vote together in respect of the Rights of which they are joint Holders. The chairman of any meeting shall be entitled to vote in respect of any Rights held or represented by them, but shall not have a second or deciding vote.

6.8 Regulations

(a) The Canadian Trustee or Aura with the approval of the Canadian Trustee, may from time to time make or vary or restate such regulations as it shall from time to time think fit regarding the following:

(i) providing for and governing the voting by proxy by Holders and the form of instrument appointing proxies and the manner in which the same shall be executed, and for the production of the authority of any Person signing on behalf of the giver of such proxy;

(ii) for the deposit of instruments appointing proxies at such place as the Canadian Trustee, Aura or the Holders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited;

(iii) for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, telecopied, electronically delivered, or sent by facsimile before the meeting to Aura or to the Trustees at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

(iv) generally, the calling of meetings of Holders and the conduct of business thereat.

(b) Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Except as such regulations may provide, the only Persons who shall be recognized at any meeting as Holders, or as entitled to vote or be present at the meeting in respect thereof (subject to Section 6.9), shall be Holders and Persons whom Holders have by instrument in writing duly appointed as their proxies.

6.9 Aura and Trustees May Be Represented

Aura and the Trustees, by their respective officers, directors or employees, and the legal advisers of Aura and the Trustees, may attend any meeting of the Holders, and shall be recognized and given reasonable opportunity to speak to any resolutions proposed for consideration by the meeting, but shall not be entitled to vote thereat, whether in respect of any Rights held by them or otherwise.

6.10 Powers Exercisable by Extraordinary Resolution

Subject to applicable law (including the Trust Indenture Act), in addition to the powers conferred upon them by any other provisions of this Indenture or by law, the Holders at a meeting shall have the power, exercisable from time to time by Extraordinary Resolution:

(a) to approve or ratify any modification, abrogation, alteration, compromise or arrangement of the rights of the Holders or the Trustees against Aura, as approved by Aura where required, or against its property, whether such rights arise under this Indenture or the Rights Certificates or otherwise;

(b) to approve or ratify any modification of or change in or addition to or omission from the provisions contained in this Indenture or in the Rights Certificates which must be agreed to by Aura and to authorize the Trustees to concur in and execute any indenture supplemental hereto embodying any such modification, change, addition or omission;

(c) if required by law, to approve or ratify any scheme for the reconstruction or reorganization of Aura or for the consolidation, amalgamation or merger of Aura with any other entity or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of Aura or any part thereof;

(d) to direct or authorize the Trustees to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(e) to waive and direct the Trustees to waive any Event of Default under this Indenture either unconditionally or upon any condition specified in such Extraordinary Resolution;

(f) to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Holders; and

(g) to remove any Trustee and appoint a successor agent or trustee on similar fees and economics as such Trustee.

6.11 Meaning of "Extraordinary Resolution"

(a) The expression "Extraordinary Resolution" when used in this Indenture means, subject as provided in this Article, a resolution proposed to be passed at a meeting of Holders duly convened and held in accordance with the provisions of this Article at which there are Holders present in person or by proxy who hold at least 25% of the aggregate number then outstanding Rights and passed by the affirmative votes of the Holders holding at least 66 2/3% of the then outstanding Rights represented at the meeting and voted on a poll upon such resolution.

(b) If, at any such meeting, the Holders holding at least 25% of the then outstanding Rights are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of the Holders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than seven nor more than 45 days later, and to such place and time as may be appointed by the chairman. Not less than two days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in Article 7. Such notice must state that at the adjourned meeting the Holders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 6.11(a) shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that Holders holding at least 25% of the then outstanding Rights are not present in person or by proxy at such adjourned meeting.

(c) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

6.12 Powers Cumulative

It is by this Indenture declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Holders to exercise the same or any other such power or combination of powers thereafter from time to time.

6.13 Minutes

Minutes of all resolutions and proceedings at every meeting of Holders shall be made and duly entered in books to be from time to time provided for that purpose by the Canadian Trustee at the expense of Aura, and any such minutes, if signed by the chairman or secretary of the meeting at which such resolutions were passed or proceedings had, or by the chairman or secretary of the next succeeding meeting (if any) of the Holders, shall be prima facie evidence of the matters in this Indenture stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat, to have been duly passed and taken.

6.14 Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Holders at a meeting held as provided in this Article 6 may also be taken and exercised by Holders holding at least 66 and 2/3% of the then outstanding Rights by an instrument in writing signed in one or more counterparts and the expression "Extraordinary Resolution" when used in this Indenture shall include an instrument so signed.

6.15 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Holders shall be binding upon all Holders, whether present at or absent from such meeting, and every instrument in writing signed by Holders in accordance with Section 6.14 shall be binding upon all the Holders, whether signatories thereto or not, and each and every Holder and the Trustees (subject to the provisions for its indemnity in this Indenture) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

ARTICLE 7
NOTICES

7.1 Notice to Aura and the Trustees

(a) Unless otherwise expressly provided in this Indenture, any notice to be given pursuant to this Indenture to Aura or the Trustees shall be deemed to be validly given if delivered or if sent by registered letter, postage prepaid, or by electronic transmission:

if to Aura:

Aura Minerals Inc.

c/o Aura Technical Services Inc.

225 Giralda Ave, Suite 6W102

Coral Gables, Florida 33134

United States of America

Attention: Joao Kleber Cardoso

E-mail: kcardoso@auraminerals.com

with a copy (which shall not constitute notice) to:

Gowling WLG (Canada) LLP

1 First Canadian Place

100 King Street West, Suite 1600

Toronto, Ontario M5X 1G5

Canada

Attention: France Tenaille and Ian Mitchell

E-mail: France.Tenaille@gowlingwlg.com

 and Ian.Mitchell@gowlingwlg.com

and with a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

701 5th Ave #6100

Seattle, WA 98104

United States

Attention: Christopher Doerksen

E-mail: Doerksen.Christopher@dorsey.com

if to the U.S. Trustee:

Computershare Trust Company, N.A.

1505 Energy Park Drive

St. Paul, MN 55108

Attention: Corporate Trust Services - Aura Minerals Inc..- Administrator

Email: Kimberly.Dillinger1@computershare.com and

 cctbondholdercommunications@computershare.com

if to the Canadian Trustee:

Computershare Trust Company of Canada

510 Burrard Street, 3rd Floor

Vancouver, British Columbia, Canada V6C 3B9

Attention: corporatetrust.vancouver@computershare.com

Email: General Manager, Corporate Trust

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or if sent by electronic transmission, on the first Business Day following such transmission or, if mailed, on the fifth Business Day following the date of the postmark on such notice.

(b) Aura or either Trustee, as the case may be, may from time to time notify the others in the manner provided in Section 7.1(a) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of Aura or the Trustees, as the case may be, for all purposes of this Indenture.

7.2 Notice to the Holders

(a) Except as otherwise provided in this Indenture, any notice to the Holders under the provisions of this Indenture shall be deemed to be validly given if the notice is sent by prepaid mail, if delivered by hand, or electronic delivery, to the holders at their addresses appearing in the register of holders. Any notice so delivered shall be deemed to have been received on the date of delivery if that date is a Business Day or the Business Day following the date of delivery if such date is not a Business Day or on the fifth Business Day if delivered by mail. All notices may be given to whichever one of the Holders (if more than one) is named first in the Rights register, and any notice so given shall be sufficient notice to all Holders and any other persons (if any) interested in such Rights. Accidental error or omission in giving notice or accidental failure to mail notice to any Holder will not invalidate any action or proceeding founded thereon.

(b) If, by reason of strike, lockout or other work stoppage, actual or threatened, involving postal employees, any notice to be given to the Holders could reasonably be considered unlikely to reach its destination, the notice may be published or distributed once in the Report on Business section of the national edition of The Globe and Mail newspaper or, in the event of a disruption in the circulation of that newspaper, once in a daily newspaper in the English language of general circulation in the City of Toronto, Ontario; provided that in the case of a notice convening a meeting of the holders of Rights, the Trustees may require such additional publications of that notice, in the same or in other cities or both, as it may deem necessary for the reasonable notification of the Holders or to comply with any applicable requirement of law or any stock exchange. Any notice so given shall be deemed to have been given on the day on which it has been published in all of the cities in which publication was required.

ARTICLE 8
CONCERNING THE TRUSTEES

8.1 General

(a) The duties and responsibilities of the Trustees are as set forth herein, and, with respect only to the duties and responsibilities of the U.S. Trustee, as further provided by the Trust Indenture Act. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees is subject to this Article 8.

(b) Except during the continuance of an Event of Default, each Trustee need perform only those duties that are specifically set forth in this Indenture with respect to such Trustee, and no implied covenants or obligations will be read into this Indenture against the Trustees. In case an Event of Default has occurred and is continuing, the Trustees shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In the case of the Canadian Trustee, it shall duly observe and comply with the provisions of any legislation and regulation which relate to the functions or role of the Canadian Trustee as fiduciary hereunder.

(c) No provision of this Indenture shall be construed to relieve a Trustee from liability for its own gross negligent action or its own willful misconduct.

8.2 Certain Rights of the Trustees

Notwithstanding any provisions to the contrary in this Section 8.2, the U.S. Trustee shall comply with Sections 315(a) through (d) of the Trust Indenture Act:

(a) In the absence of bad faith on its part, a Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper Person. A Trustee need not investigate any fact or matter stated in the document, but in the case of any document which is specifically required to be furnished to a Trustee pursuant to any provision hereof, a Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). A Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit. Any discretion, permissive right, or privilege shall not be deemed to be or otherwise construed as a duty or obligation.

(b) Before a Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an opinion of Counsel conforming to Sections 1.12 and 1.13 and a Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(c) A Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) If an Event of Default occurs and is continuing, a Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the holders, unless such holders have offered to a Trustee reasonable security or indemnity satisfactory to them against the loss, fee, cost, damage, liability or expense (including reasonable attorney's fees and expenses) that might be incurred by them in compliance with such request or direction.

(e) A Trustee will not be liable for any action they take or omit to take in good faith that they believe to be authorized or within their rights or powers or for any action they take or omit to take in accordance with the direction of the holders in accordance with Section 9.2 relating to the time, place and manner of conducting any proceeding for any remedy available to a Trustee, or exercising any trust or power conferred upon a Trustee, under this Indenture.

(f) A Trustee may consult with counsel of their selection, and the advice of such counsel or any opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by them hereunder in good faith and in reliance thereon.

(g) No provision of this Indenture will require a Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of their duties hereunder, or in the exercise of their rights or powers, provided that a Trustee may do so, in its sole discretion, if it receives indemnity satisfactory to them against any loss, fee, cost, damage, liability or expense (including reasonable attorney's fees and expenses).

(h) A Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of a Trustee has actual knowledge or written notice of any event which is in fact such a default is received by a Trustee, and such notice references the Rights and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to a Trustee, including, without limitation, their right to be indemnified, are extended to, and shall be enforceable by, a Trustee in its capacity hereunder, and each agent, custodian and other Person employed to act hereunder, if applicable.

(j) A Trustee may request that Aura deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) In no event shall a Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether a Trustee have been advised of the likelihood of such loss or damage and regardless of the form of action.

(l) A Trustee shall not be liable for any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach by Aura of any obligation or warranty herein contained or of any act of any director, officer, employee or agent of Aura.

(m) The Canadian Trustee shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means provided that they are sent in accordance with the provisions hereof.

(n) If the Canadian Trustee delivers any cheque as required hereunder, the Canadian Trustee shall have no further obligation or liability for the amount represented thereby, unless any such cheque is not honoured on presentation, provided that in the event of the non-receipt of such cheque by the payee, or the loss or destruction thereof, the Canadian Trustee, upon being furnished with reasonable evidence of such non-receipt, loss or destruction and, if required by the Canadian Trustee, an indemnity reasonably satisfactory to it, shall issue to such payee a replacement cheque for the amount of such cheque.

(o) Notwithstanding the foregoing or any other provision of this Indenture, any liability of the Canadian Trustee shall be limited, in the aggregate, to the amount of annual retainer fees paid by Aura to the Canadian Trustee under this Indenture in the twelve (12) months immediately prior to the Canadian Trustee receiving the first notice of the claim.

(p) Under no circumstances shall a Trustee be liable in its individual capacity for the obligations evidenced by the Rights.

(q) The Trustees shall have no liability as provided under Section 8.15.

8.3 Replacement of Trustees

(a) A Trustee may resign at any time by written notice to Aura.

(b) The Holders of the Rights may, by Extraordinary Resolution remove a Trustee by written notice to Aura and the Trustee.

(c) If a Trustee is no longer eligible under Section 8.8 or the U.S. Trustee is no longer eligible due to a conflicting interest as described in Trust Indenture Act Section 310(b), any holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the applicable Trustee and the appointment of a successor Trustee.

(d) Aura may remove a Trustee if: (i) the Trustee is no longer eligible pursuant Section 8.8; (ii) the Trustee is adjudged as bankrupt or as insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy, insolvency or other similar law; (iii) a receiver or custodian or other public officer takes charge of the Trustee or their property; or (iv) the Trustee becomes incapable of acting.

(e) A resignation or removal of a Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 8.3.

(f) If the Trustee has been removed by the holders, holders of a majority of the Rights may appoint a successor Trustee with the consent of Aura. Otherwise, if a Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, Aura will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, Aura or the retiring Trustee, at the expense of Aura, or the holders of a majority of the Rights may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(g) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to Aura, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the U.S. Trustee or the Canadian Trustee, as applicable, under this Indenture. Upon request of any successor Trustee, Aura will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. Aura will give notice of any resignation and any removal of a Trustee and each appointment of a successor Trustee to all holders, and include in the notice the name of the successor Trustee and the address of its principal office.

(h) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

(i) If the U.S. Trustee or Canadian Trustee consolidates with, amalgamates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor U.S. Trustee or Canadian Trustee, as applicable, with the same effect as if the successor U.S. Trustee or Canadian Trustee, as applicable, had been named as the U.S. Trustee or Canadian Trustee, as applicable, in this Indenture.

8.4 Evidence, Experts and Advisers

(a) In addition to the reports, certificates, opinions and other evidence required by this Indenture, Aura shall furnish to the Trustees such additional evidence of compliance with any provision of this Indenture, and in such form, as may be prescribed by applicable trust indenture legislation or as a Trustee may reasonably require by written notice to Aura.

(b) In the exercise of its rights and duties under this Indenture, a Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed in statutory declarations, opinions, reports, written requests, consents, or orders of Aura, certificates of Aura or other evidence furnished to the Trustees pursuant to any provision hereof or any indenture legislation or pursuant to a request of either Trustee, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and acceptability of any information in this Indenture which a Trustee in good faith believes to be genuine.

(c) Proof of the execution of an instrument in writing, including a Holders' Request, by any Holder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to it the execution thereof, or by an affidavit of a witness to such execution or in any other manner which a Trustee may consider adequate.

(d) A Trustee may, at the expense of Aura, employ or retain such Counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties under this Indenture and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any such experts or advisers who have been appointed with due care by a Trustee.

8.5 Trustees May Deal in Rights and Securities

Each Trustee, in its individual or any other capacity, may become the owner or pledgee of Rights or other securities of Aura and may otherwise deal with Aura or its Affiliates with the same rights or other securities they would have if they were not a Trustee. Any paying agent or registrar may do the same with like rights or other securities. However, the U.S. Trustee is subject to Trust Indenture Act Sections 310(b) and 311. If and when the U.S. Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of Aura (or any other obligor upon the Rights), excluding any creditor relationship set forth in Section 311(b) of the Trust Indenture Act, if applicable, such Trustee shall be subject to the applicable provisions of the Trust Indenture Act regarding the collection of claims against Aura (or any such other obligor).

8.6 Trustee Not Required to Give Security

The Trustees shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

8.7 Trustee Required to Give Notice of Event of Default

If any Event of Default occurs and is continuing and is actually known by a Responsible Officer of either Trustee, the Canadian Trustee will mail or deliver via electronic transmission a notice of the Event of Default to each Holder within the later of 90 days after it occurs or is actually known by a Trustee, unless the Event of Default has been cured; provided that, the Canadian Trustee may withhold the notice if and so long as a committee of trust officers of the Canadian Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section 8.7 will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

8.8 Eligibility

(a) This Indenture must always have a U.S. Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If at any time the U.S. Trustee shall cease to be eligible in accordance with the provisions of this Section 8.8, it shall resign immediately in the manner and with the effect specified in Section 8.3.

(b) Each Trustee represents to Aura that, to the best of their knowledge, at the date of the execution and delivery of this Indenture there exists no material conflict of interest in such Trustee's role as a fiduciary hereunder. If at any time a material conflict of interest exists in respect of a Trustee's role as a fiduciary under this Indenture that is not eliminated within 90 days after such Trustee becomes aware that such a material conflict of interest exists, such Trustee shall assign its agency hereunder to a successor Trustee approved by Aura in accordance with Section 8.3 or resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of such conflict to Aura at least 60 days prior to the date upon which such resignation is to take effect, and shall on such date be discharged from all further duties and liabilities hereunder. The validity and enforceability of this Indenture and any Notes shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of a Trustee. The Trustees are subject to Section 310(b) of the TIA.

(c) Notwithstanding the foregoing provisions of this section, if any such material conflict of interest of either Trustee set out in Section 8.8 exists or shall come to exist, the validity and enforceability of this Indenture and the Rights Certificate(s) shall not be affected in any manner whatsoever.

8.9 Acceptance of Trust

Each Trustee by this Indenture accepts its appointment as Trustee and its duties and obligations in this Indenture declared and provided for and agrees to perform them upon the terms and conditions in this Indenture set forth and to hold and exercise the rights, privileges and benefits conferred upon it by this Indenture, subject to all the terms and conditions in this Indenture set forth, until discharged therefrom by resignation or other lawful removal.

8.10 Indemnification of the Trustees

Each Trustee, its officers, directors, agents and employees shall at all times be indemnified and saved harmless by Aura from and against all claims, demands, losses, actions, causes of action, suits, proceedings, costs, charges, expenses, assessments, judgements, damages and liabilities whatsoever arising in connection with this Indenture, including, without limitation, those arising out of or related to actions taken or omitted to be taken by such Trustee contemplated by this Indenture, reasonable expert consultant and legal fees and disbursements on a solicitor and client basis and reasonable costs and expenses incurred in connection with the enforcement of this indemnity, which such Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee. The foregoing provisions of this section do not apply to the extent that in any circumstance there have been acts of gross negligence, willful misconduct or bad faith by such Trustee. This indemnity shall survive the termination or discharge of this Indenture and the resignation or removal of such Trustee.

8.11 Reports by U.S. Trustee to Holders

(a) Within sixty (60) days after December 31 of each year commencing with the December 31 following the date of this Indenture, the U.S. Trustee shall transmit to all Holders such reports concerning the U.S. Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act Section 313(a) to the extent and in the manner provided pursuant thereto. The U.S. Trustee shall transmit by mail or electronic transmission or otherwise deliver all such reports as required by Section 313(c) of the Trust Indenture Act, if applicable.

(b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the U.S. Trustee with each stock exchange, if any, upon which the Rights are listed, with the SEC and also with Aura. Aura will promptly notify the Trustees when the Rights are listed on any stock exchange.

8.12 Third Party Interests

Each party to this Indenture by this Indenture represents to the Trustees that any account to be opened by, or interest to held by a Trustee in connection with this Indenture, for or to the credit of such party, either: (a) is not intended to be used by or on behalf of any third party; or (b) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in such Trustee's prescribed form as to the particulars of such third party.

8.13 Not Bound to Act/Anti-Money Laundering

Each Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, such Trustee, in its sole judgment and acting reasonably, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should a Trustee, in its sole judgment, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering, antiterrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on the 10th Business Day following delivery of written notice to Aura, provided (i) that such Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to such Trustee's satisfaction within such 10 day period, then such resignation shall not be effective.

8.14 Privacy Laws

(a) The parties acknowledge that the Trustees may, in the course of providing services under this Indenture, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes: (a) to provide the services required under this Indenture and other services that may be requested from time to time; (b) to help the Trustees manage its servicing relationships with such individuals; (c) to meet the Trustees' legal and regulatory requirements; and (d) if Social Insurance Numbers are collected by the Trustees, to perform tax reporting and to assist in verification of an individual's identity for security purposes.

(b) Each party acknowledges and agrees that the Trustees may receive, collect, use and disclose personal information provided to it or acquired by it in the course of its acting as agent under this Indenture for the purposes described above and, generally, in the manner and on the terms described in its Privacy Policy, which each Trustee shall make available upon request, including revisions thereto. The Trustees may transfer personal information to other companies in or outside of the United States or Canada that provide data processing and storage or other support in order to facilitate the services it provides.

(c) Further, each party agrees that it shall not provide or cause to be provided to the Trustees any personal information relating to an individual who is not a party to this Indenture unless that party has assured itself that such individual understands and has consented to the aforementioned uses and disclosures.

8.15 Force Majeure

Except for the payment obligations of Aura contained in this Indenture, no party shall be liable to the other, or held in breach of this Indenture, if prevented, hindered, or delayed in the performance or observance of any provisions contained in this Indenture by (i) provision of any present or future law or regulation or act of any governmental authority, (ii) act of God, (iii) natural disaster, (iv) war, (v) terrorism, (vi) civil unrest, (vii) utility failure, (viii) labor dispute, (ix) disease, (x) epidemic or pandemic, (xi) quarantine, (xii) national emergency, (xiii) computer hardware or software failure, (xiv) communications system failure, (xv) malware or  ransomware attack (xvi)  unavailability of the Federal Reserve Bank wire or telex system or other applicable wire or funds transfer systems, (xvii) unavailability of any securities clearing system or (xviii) or any similar event. Performance times under this Indenture shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this section.

8.16 SEC Matters:

Aura confirms that as at the date hereof it does not have a class of securities registered pursuant to Section 12 of the U.S. Exchange Act or a reporting obligation pursuant to Section 15(d) of the U.S. Exchange Act. Aura covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the U.S. Exchange Act, (ii) Aura shall incur a reporting obligation pursuant to Section 15(d) of the U.S. Exchange Act, or (iii) any such registration or reporting obligation shall be terminated by Aura in accordance with the U.S. Exchange Act, Aura shall promptly deliver to the Canadian Trustee an officers' certificate (in a form provided by the Canadian Trustee) notifying the Canadian Trustee of such registration or termination and such other information as the Canadian Trustee may reasonably require at the time. Aura acknowledges that the Canadian Trustee is relying upon the foregoing representation and covenants in order to meet certain obligations of the Canadian Trustee with respect to those clients of the Canadian Trustee that are required to file reports with the SEC under the U.S. Exchange Act.

ARTICLE 9
SUPPLEMENTAL INDENTURES

9.1 Without Consent of the Holders

(a) Without the consent of any Holder of Rights, Aura and the Trustees may amend or supplement this Indenture or the Rights Certificates:

(i) to evidence the appointment of another person as a successor Trustee;

(ii) to add to the covenants of Aura such further covenants, restrictions, conditions or provisions for the protection and benefit of the Holders;

(iii) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision in this Indenture or to make any other provisions with respect to matters or questions arising under this Indenture;

(iv) as necessary to comply with any applicable laws;

(v) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act; or

(vi) any other amendment to this Indenture that would provide any additional rights or benefits to the Holders and that does not materially adversely affect the interests of any such Holder.

(b) Aura and the Trustees, at any time and from time to time, may enter into one or more amendments hereto to reduce the number of Rights in the event any Holder agreed to renounce such Holder's Rights under this Indenture, unless such addition, elimination or change is deemed adverse to the interests of the Holders by the Trustees.

9.2 With Consent of the Holders

(a) Except as provided in Section 9.1 and Section 5.4, with Required Holders Approval, which for the purposes of this Section 9.2 shall be Holders of not less than 50% of the Rights, Aura and the Trustees may enter into one or more amendments to this Indenture for the purpose of adding, eliminating or changing any provisions of this Indenture, even if such addition, elimination or change is adverse to the interests of the Holders.

(b) Upon the execution of any amendment under this Article 9, this Indenture shall be modified in accordance therewith, and such amendment shall form a part of this Indenture for all purposes; and every Holder of Rights theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

9.3 Notice of Amendment

Promptly after the execution by Aura and the Trustees of any amendment listed above (whether with or without the consent of Holders), the Canadian Trustee shall deliver to the  Holders affected thereby, a notice briefly describing the amendment or waiver. Any failure by the Canadian Trustee to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

9.4 Conformity with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

ARTICLE 10
EVENTS OF DEFAULT

10.1 Events of Default Under this Indenture

(a) Prior to the earlier of the Full Payment Date and the Termination Date, each one of the following events is an event of default (each, an "Event of Default") under this Indenture:

(i) Aura shall fail to observe or perform in any material respect any covenant, condition or agreement contained in this Indenture or in respect of the Rights and such failure shall continue unremedied for a period of 120 days after written notice has been given to Aura by the Trustees or to Aura and the Trustees by any Required Holders specifying such failure and requiring it to be remedied;

(ii) a court having competent jurisdiction over Aura entering a decree or order (i) for relief in respect of Aura following the filing of any petition, application or other proceeding against or in respect of Aura by or on behalf of a Person (other than Aura) under any applicable bankruptcy, insolvency or other similar law now or thereafter in effect, or (ii) appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Aura or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and in case of (i) or (ii), such decree or order remaining unstayed and in effect for a period of 30 consecutive days; or

(iii) Aura voluntarily (i) commencing or filing any petition, application or other proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consenting to the entry of an order for relief under any proceeding initiated against or in respect of Aura by or on behalf of a Person (other than Aura) under any such law, (iii) consenting to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of Aura or for any substantial part of its property, or (iv) making any general assignment for the benefit of its creditors.

(b) If an Event of Default described in Section 10.1(a)(ii) or Section 10.1(a)(iii) above occurs, then the Rights in aggregate will thereafter automatically be converted into and represent an unsecured claim for the outstanding balance of the CVR Payment Amount plus any additional amount determined to be due and payable to Holders by Aura pursuant to any arbitration under Section 5.2, regardless of the satisfaction of the Payment Conditions (for greater certainty, such unsecured claim shall rank pari passu with other unsecured claims of Aura).

(c) If an Event of Default described in Section 10.1(a) occurs and is continuing, then the Canadian Trustee by notice to Aura or the Canadian Trustee upon the written request of Required Holders by notice to Aura and to the Trustees, shall bring the matter to binding arbitration in accordance with Section 5.2 to protect the rights of the Holders, including to obtain payment for any amounts then due and payable, which amounts shall bear interest at the Default Rate from the date of the occurrence of the applicable Event of Default until payment is made to the Canadian Trustee.

(d) The foregoing provisions are subject to the condition that if, at any time after the Canadian Trustee has delivered a notice of arbitration, and before any judgment or decree for the payment of the moneys due has been obtained or entered, Aura has paid or deposited with the Canadian Trustee a sum sufficient to pay all such amounts which have become due and payable (with interest upon such overdue amount at the Default Rate to the date of such payment or deposit) and an amount sufficient to cover reasonable compensation to the Trustees, their agents, attorneys and counsel, and all other reasonable out-of- pocket expenses and liabilities incurred and all advances made, by the Trustees, and if any and all Events of Default under this Indenture have been cured, waived or otherwise remedied as provided in this Indenture, then and in every such case the Required Holders, by written notice to Aura and to the Trustees, may waive all Events of Default with respect to the Rights, but no such wavier or rescission and annulment will extend to or will affect any subsequent Event of Default or shall impair any right consequent thereof.

(e) Aura shall provide the Trustees with written notice of the occurrence of any Event of Default under this Indenture within three Business Days of Aura becoming aware of any such Event of Default.

ARTICLE 11
GENERAL PROVISIONS

11.1 Execution

This Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, "Signature Law"); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.  This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument.  For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

11.2 Formal Date

This Indenture shall be referred to as having the date first written above, regardless of the actual date of execution.

11.3 Satisfaction and Discharge of Indenture

Upon the Termination Date, this Indenture shall cease to be of any force and effect and the Trustees, on demand of and at the cost and expense of Aura and upon delivery to the Trustees of a certificate of Aura stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, shall execute instruments as requested by Aura acknowledging satisfaction of and discharging this Indenture. Notwithstanding the foregoing, the indemnities provided to the Trustees by Aura under this Indenture shall remain in full force and effect and survive the termination of this Indenture.

11.4 Provisions of Indenture and Rights for the Sole Benefit of Parties and Holders

Nothing in this Indenture or in the Rights Certificates, expressed or implied, shall give or be construed to give to any Person other than the parties thereto and the Holders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision in this Indenture or in this Indenture, all such covenants and provisions being for the sole benefit of the parties hereto and the Holders.

11.5 Withholding

Each of Aura and the Trustees shall be entitled to deduct and withhold from any cash amounts payable pursuant to this Indenture such amounts as Aura or the Trustees, as the case may be, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of federal, provincial, state, local or foreign tax law (including, for the avoidance of doubt, U.S. federal income tax law if applicable). In lieu of withholding such amounts Aura and the Trustees shall be entitled to otherwise recover from or to require a Holder to provide for such applicable taxes. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the relevant Holder, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

Aura will presume that payments to a Holder that is a "U.S. Shareholder" as defined in the Letter of Transmittal, based on such definition, are subject to backup withholding Taxes at the rate of 24 percent unless such Holder delivers to Aura and the Canadian Trustee at the time or times prescribed by law and at such time or times reasonably requested by Aura and the Canadian Trustee such documentation prescribed by applicable law and such additional documentation reasonably requested by Aura and the Canadian Trustee as may be necessary for Aura and the Canadian Trustee to comply with its tax obligations and to determine that such Holder is not subject to such backup withholding or to determine the required amount to deduct and withhold from such payment.

11.6 U.S.A. Patriot Act

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the U.S. Trustee is required to obtain, verify and record information that identifies each Person that establishes a relationship or opens an account with the U.S. Trustee. Aura agrees that it will provide the U.S. Trustee with such information as the U.S. Trustee may reasonably request in order for the U.S. Trustee to satisfy the requirements of the U.S.A. Patriot Act. The provisions of this Section 11.6 are for the sole and exclusive benefit of the U.S. Trustee and no failure by Aura to comply with, or any breach of, this Section 11.6 shall constitute an Event of Default or other default with respect to the Rights or under this Indenture, nor shall any Person other than Aura and the U.S. Trustee have any rights under this Section 11.6.

11.7 Legal Holidays

If any scheduled Payment Date falls on a day that is not a Business Day, then notwithstanding any other provision of this Indenture, the payment to be made on such Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no additional interest will accrue solely as a result of such delayed payment.

[The remainder of this page is intentionally blank; signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Indenture.

AURA MINERALS INC.

Per:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, N.A., solely in its capacity as U.S. Trustee.

Per:
Name:
Title:

Per:
Name:
Title:

COMPUTERSHARE TRUST COMPANY OF CANADA

Per:
Name:
Title:

Per:
Name:
Title:

SCHEDULE "A"
FORM OF RIGHTS CERTIFICATE

(see attached)

THIS IS SCHEDULE "A" TO THE RIGHTS INDENTURE DATED ●, 2024 BETWEEN AURA MINERALS INC. AND COMPUTERSHARE TRUST COMPANY, N.A. AS U.S. TRUSTEE AND COMPUTERSHARE TRUST COMPANY OF CANADA AS CANADIAN TRUSTEE.

Certificates issued to CDS must bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. ("CDS") TO AURA MINERALS INC. OR ITS TRANSFER AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

RIGHTS CERTIFICATE

AURA MINERALS INC.

(a BVI company existing under the laws of the British Virgin Islands)

("Aura")

RIGHTS CERTIFICATE NO.___________________________________________

________________________ RIGHTS, each entitling the holder to acquire the CVR Payment Amount.

THIS IS TO CERTIFY THAT_________________________________________________________

(the "holder") is the registered holder of the number specified above of rights ("Rights"), each Right entitling the holder to receive up to $0.2120 on the terms and conditions set out in a rights indenture (the "Indenture") among Aura, Computershare Trust Company, N.A., as U.S. Trustee, and Computershare Trust Company of Canada as Canadian Trustee, dated •, 2024.

The Rights represented by this certificate are issued under and pursuant to the Indenture. Reference is made to the Indenture and any instruments supplemental thereto for a full description of the rights of the holders of the Rights and the terms and conditions upon which the Rights are, or are to be, issued and held, with the same effect as if the provisions of the Indenture and all instruments supplemental thereto were in this Indenture set forth. By acceptance hereof, the holder assents to all provisions of the Indenture. In the event of a conflict between the provisions of this Rights Certificate and the Indenture, the provisions of the Indenture shall govern. Capitalized terms used in the Indenture have the meaning in this Indenture as in this Indenture, unless otherwise defined.

The registered holder of this Rights Certificate may, at any time prior to the close of business on the last Business Day immediately preceding the earlier of the Full Payment Date and the Termination Date, upon surrender hereof to the Canadian Trustee at its offices in the city of Toronto, Ontario, exchange this Rights Certificate for other Rights Certificates entitling the holder to acquire, in the aggregate, the same CVR Payment Amount as may be acquired under this Rights Certificate.

The holding of the Rights evidenced by this Rights Certificate shall not constitute the holder hereof a shareholder of Aura or entitle the holder to any right or interest in respect thereof except as expressly provided in the Indenture and in this Rights Certificate.

The Indenture provides that all holders of Rights shall be bound by any resolution passed at a meeting of the holders held in accordance with the provisions of the Indenture and resolutions signed by the holders of Rights.

The Rights evidenced by this Rights Certificate may only be transferred in accordance with the terms of the Indenture and upon compliance with such reasonable requirements as the Canadian Trustee may prescribe.

This Rights Certificate shall not be valid for any purpose whatsoever unless and until it has been certified by or on behalf of the Canadian Trustee.

Time shall be of the essence hereof.

IN WITNESS WHEREOF Aura has caused this Rights Certificate to be signed by its duly authorized officer as of ●.

AURA MINERALS INC.

Per:
(Authorized Signatory)

Certified by:

COMPUTERSHARE TRUST COMPANY OF CANADA

Canadian Trustee

Per:
(Authorized Signatory)

SCHEDULE "B"

TRANSFER FORM

(see attached)

THIS IS SCHEDULE "B" TO THE RIGHTS INDENTURE DATED [●], 2024 BETWEEN AURA MINERALS INC., COMPUTERSHARE TRUST COMPANY, N.A. AS U.S. TRUSTEE AND COMPUTERSHARE TRUST COMPANY OF CANADA, AS CANADIAN TRUSTEE.

TRANSFER FORM

ANY TRANSFER OF RIGHTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. TRANSFERORS AND TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH TRANSFER.

TO:	AURA MINERALS INC. c/o Computershare Trust Company of Canada 510 Burrard Street, 3rd Floor Vancouver, British Columbia, Canada V6C3B9 Attention: General Manager, Corporate Trust

FOR VALUE RECEIVED, the undersigned by this Indenture sells, assigns and transfers unto:

(name)
(address)

_________________________________of the Rights registered in the name of the undersigned represented by the within Rights Certificate and by this Indenture appoints _________________________________ as its attorney with full power of substitution to transfer the said Rights on the appropriate register of the Right maintained by the Canadian Trustee.

DATED this _____ day of _______________, 20_____.

Signature Guaranteed	Name of Holder
Name of Authorized Representative	Signature of Holder or Authorized Representative
Title or Capacity of Authorized Representative	Signature of Holder or Authorized Representative

REASON FOR TRANSFER - For US Residents only (where the individual(s) or corporation receiving the securities is a US resident).  Please select only one (see instructions below).

Gift  Estate  Private Sale  Other (or no change in ownership)

Date of Event (Date of gift, death or sale):	Value per Right on the date of event:

CAD OR USD

 CERTAIN REQUIREMENTS RELATING TO TRANSFERS - READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. All securityholders or a legally authorized representative must sign this form. The signature(s) on this form must be guaranteed in accordance with the transfer agent's then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

  Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words "Medallion Guaranteed", with the correct prefix covering the face value of the certificate.
  Canada: A Signature Guarantee obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust. The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed", sign and print their full name and alpha numeric signing number. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a "Signature & Authority to Sign Guarantee" Stamp affixed to the transfer (as opposed to a "Signature Guaranteed" Stamp) obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a Medallion Signature Guarantee with the correct prefix covering the face value of the certificate.
  Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

OR

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of the applicable Rights Certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed by an authorized officer of Royal Bank of Canada, Scotia Bank or TD Canada Trust whose sample signature(s) are on file with the transfer agent, or by a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE, MSP). Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED", "MEDALLION GUARANTEED" OR "SIGNATURE & AUTHORITY TO SIGN GUARANTEE", all in accordance with the transfer agent's then current guidelines and requirements at the time of transfer. For corporate holders, corporate signing resolutions, including certificate of incumbency, will also be required to accompany the transfer unless there is a "SIGNATURE & AUTHORITY TO SIGN GUARANTEE" Stamp affixed to the Form of Transfer obtained from an authorized officer of the Royal Bank of Canada, Scotia Bank or TD Canada Trust or a "MEDALLION GUARANTEED" Stamp affixed to the Form of Transfer, with the correct prefix covering the face value of the certificate.

REASON FOR TRANSFER - FOR US RESIDENTS ONLY

Consistent with US IRS regulations, Computershare is required to request cost basis information from US securityholders. Please indicate the reason for requesting the transfer as well as the date of event relating to the reason. The event date is not the day in which the transfer is finalized, but rather the date of the event which led to the transfer request (i.e. date of gift, date of death of the securityholder, or the date the private sale took place).